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                       ABN AMRO MORTGAGE CORPORATION

                                 Depositor


                                    and


                        BANK ONE TRUST COMPANY, N.A.
                        (as successor in interest to
                    THE FIRST NATIONAL BANK OF CHICAGO)

                                  Trustee

                              ----------------

                             FIRST AMENDMENT TO
                             POOLING AGREEMENT

                           Dated October 19, 1999


                              ----------------


                                $47,753,042

                 Resecuritization Pass-Through Certificates

                              SERIES 1999-RS1



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                             FIRST AMENDMENT TO
                             -------------------
                             POOLING AGREEMENT
                             -------------------

         THIS FIRST AMENDMENT TO POOLING AGREEMENT is dated as of October 19, 1999 (herein referred to as this "First Amendment") and is made by and between ABN AMRO MORTGAGE CORPORATION, as depositor (the "Depositor") and BANK ONE TRUST COMPANY, N.A. (as successor in interest to THE FIRST NATIONAL BANK OF CHICAGO), as trustee (the "Trustee").

                                  RECITALS

         WHEREAS, the Depositor and the Trustee entered into a Pooling Agreement dated as of July 1, 1999 (the "Agreement"), pursuant to which (i) the Depositor sold, conveyed and assigned certain Pooled Securities to the Trustee in trust for the benefit of Certificateholders of ABN AMRO Mortgage Corporation Resecuritization Pass-Through Certificates, Series 1999-RS1, and
(ii) the Certificates were issued;

         WHEREAS, this Amendment is being delivered pursuant to Section 8.1(a) of the Agreement in order to make a provision with respect to matters or questions arising under the Agreement.

         NOW, THEREFORE, in consideration of the preceding premises and assumptions and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Depositor and the Trustee agree as follows:

Section 1. Definitions. All capitalized terms used in this First Amendment which are not specifically defined herein shall have the meanings assigned to them in the Agreement.

Section 2. Amendment to Agreement. The definition of "Authorized Denomination" in Article I of the Agreement shall be amended and restated in its entirety as follows:

                       Authorized Denomination: With respect to the
              Certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates and the Class R Certificate), an initial Certificate Principal Balance equal to $25,000 each and integral multiples of $1 in excess thereof. The Class B-1 Certificates are offered in minimum denominations equivalent to at least $1,000 initial Certificate Principal Balance each and multiples of $1 in excess thereof. The Class B-2 and Class B-3 Certificates are offered in minimum denominations equivalent to at least $1,000 initial Certificate Principal Balance each and multiples of $1,000 in excess thereof. With respect to the Class R Certificate, one Certificate with a Percentage Interest equal to 100%.

                                         - 2 -

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Section 3.    Agreement to Remain in Full Force and Effect. Except
              as modified and amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

Section 4. Counterparts. This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed an original, and such counterparts shall constitute one and the same instrument.

Section 5. Governing Law. The First Amendment shall be constructed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.



                                   -3-



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         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee
have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       ABN AMRO MORTGAGE CORPORATION,
                                          as Depositor


                                       By  /s/ Maria Fregosi
                                         --------------------------
                                       Its First Vice President




                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Trustee


                                       By  /s/ Mary R. Fonti
                                          -------------------------
                                       Its  Assistant Vice President



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